EXHIBIT 10.20

                                                                       EXHIBIT B
                     TRANSITION AND MANUFACTURING AGREEMENT

          THIS AGREEMENT (this "AGREEMENT") is made as of the 10th day of December 1997, by and between INVERNESS CORPORATION, a New Jersey corporation ("INVERNESS"), and STYLING TECHNOLOGY CORPORATION, a Delaware corporation ("STYLING").
                              PRELIMINARY STATEMENT

          Inverness and Styling entered into the Asset Purchase Agreement (as such term is and other capitalized terms used herein are defined in section 1), pursuant to which Inverness and Styling agreed to enter into this Agreement as a condition to the Closing.

          Subject to the terms and conditions of this Agreement, Inverness desires to (and Styling desires to have Inverness) manufacturer for and sell to Styling each Product for the Relevant Period and transition the manufacturing of the Products from the Facility to the facilities of the Off-Shore Manufacturers.

          Accordingly, the parties hereby agree as follows:

1.   DEFINITIONS.

          "ADDITIONAL  INVENTORY"  means  those  raw  materials,   supplies  and
subassemblies required for the manufacturing of the Products, but shall not include any of the Inventory.

          "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of October 31, 1997 among Styling, Inverness and Inverness (UK) Limited, a company limited by shares and registered in England and Wales.

          "FACILITY" means the manufacturing facility of Inverness currently located at 17-10 Willow Street, Fair Lawn, New Jersey.

          "INVENTORY" means those raw materials, supplies and subassemblies required for the manufacturing of the Products that constitute Inventory (as such term is defined in the Asset Purchase Agreement).

          "KNOWN SPA DEFECT" means the defect discovered in certain of units of the Spa manufactured to date that manifests itself as a cracking of the housing of the Spa around the hinge area.

          "LOOK-BACK PERIOD" means, in respect of any Product, the 90 calendar day period immediately after the Relevant Period in respect of such Product.

          "NEW PERFORMANCE CRITERIA" means, with respect to each Phase I Product in which a Phase I Product Material Defect exists, the completion (I.E., when title to such Phase I Product passes at FOB port of initial embarkation (e.g., Hong Kong)) of the manufacturing by the corresponding Off-Shore Manufacturer of a quantity of such Phase I Product equal to the quantity that was so defective,
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in conformity with quality control standards and product quality consistent with the quality control standards and product quality of Inverness prior to the Closing and correcting such Phase I Product Material Defect.

          "NEW RELEVANT PERIOD" means, in respect of any Phase I Product in which a Phase I Product Material Defect exists, the period commencing on the date Styling notifies Inverness of the same pursuant to section 2(d)(i) hereof and ending on the first date on which the Off-Shore Manufacturer for such Phase I Product meets the New Performance Criteria for such Phase I Product.

          "NON-ACCEPTING EMPLOYEE" means those employees of Seller (as defined in the Asset Purchase) (i) listed in Schedule 5.7 of the Asset Purchase Agreement to whom Styling offered employment that rejected such offer and (ii) who remain in the employment of Seller or the entity to whom Seller sells its "ear piercing" business.

          "OFF-SHORE MANUFACTURER" means, in the case of each Phase I Products, the third-party manufacturer identified in PART A SCHEDULE A corresponding to such Product, and in the case of the Phase II Products, those third-party manufactures to be mutually agreed upon by Inverness and Styling for such product; it being anticipated that each such manufacturer will be located in the Peoples Republic of China.

          "PERFORMANCE CRITERIA" (i) with respect to each Phase I Product, means the completion (I.E., when title to such Product passes at FOB port of initial embarkation (e.g., Hong Kong)) of the manufacturing by the corresponding Off-Shore Manufacturer of 85 percent of such Phase I Product ordered in accordance with the corresponding purchase order attached hereto as SCHEDULE B in conformity with quality control standards and product quality consistent with the quality control standards and product quality of Inverness prior to the Closing and (ii) with respect to each Phase II Product, means the completion (I.E., when title to such Product passes at FOB port of initial embarkation (e.g., Hong Kong)) of the manufacturing by the corresponding Off-Shore Manufacturer of 85 percent of the first purchase order of each such Phase II Product, in conformity with quality control standards and product quality consistent with the quality control standards and product quality of Inverness prior to the Closing -- it being agreed that the first purchase order for any Phase II Product shall contain the quantity of units identified in PART B OF SCHEDULE A, unless the parties mutually agreed upon a quantity different from the stated quantity in PART B OF SCHEDULE A. For the avoidance of doubt, the parties acknowledge and agree that the Spa shall not be deemed to have been manufactured in conformity with quality control standards and product quality consistent with the quality control standards and product quality of Inverness prior to the Closing if in good faith Styling delivers to the Manufacturer a notice stating that the design modifications made to the Spa to cure the Known Spa Defect are not in fact satisfactory to cure the Known Spa Defect and the reasons (described in reasonable detail) for the same.

          "PHASE I PRODUCT MATERIAL DEFECT" (a) means in respect of any Phase I Product, a material manufacturing or material design defect in such Phase I Product that met the Performance Criteria (i.e., such Phase I Product was included in the first shipment) discovered during the corresponding Look-Back Period; provided, that in the case of the Spa, the Known Spa Defect shall also constitute a Phase I Product Material Defect, to the extent the same manifests itself in Spas manufactured after the design modifications made to the Spa to cure the Known Spa Defect are put into effect.

          "PHASE I PRODUCTS" means those products identified in PART A OF SCHEDULE A as Phase I Products.
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          "PHASE II  PRODUCTS"  means  those  products  identified  in PART B OF
SCHEDULE A as Phase II Products.

          "PRODUCTS" means Phase I Products or Phase II Products

          "RELEVANT PERIOD" with respect to any Product means the period commencing on the date hereof and ending on the first date on which the Off-Shore Manufacturer for such Product meets the Performance Criteria for such Product.

          "SPA" means the Phase I Product identified in PART A OF SCHEDULE A as the "Spa."

2.   MANUFACTURE OF PRODUCTS.

          (a) MANUFACTURE OF PRODUCTS. With respect to each Product, subject to the other terms and conditions of this Agreement, until the end of the Relevant Period for such Product, Inverness shall manufacture and sell to Styling, and Styling shall purchase from Inverness, each such Product. For the avoidance of doubt, the parties agree that, subject to the terms and conditions of this Agreement, the manufacturing obligations of Inverness under this Agreement pertain only to the manufacturing of appliances; and Inverness shall not be responsible for any other action that may be required to make any Product salable to a customer, including, without limitation, the "pack-out" or shipping of any Product.

          (b) INVENTORY AND ADDITIONAL INVENTORY. The parties confirm that at the Closing, Styling shall have purchased all the Inventory. The parties agree that Inverness shall use such Inventory for the purposes of manufacturing Product pursuant to section 2(a). In addition, for the purposes of manufacturing Product pursuant to section 2(a), Styling hereby authorizes Inverness, on behalf of and for the account of Styling, to purchase and maintain for Styling, Additional Inventory of those items and in such quantities as Styling shall direct Inverness in writing from time to time. For the avoidance of doubt, the parties agree that Inverness shall not be required to use any raw materials, supplies and subassemblies required for the manufacturing of the Products other than the Inventory and the Additional Inventory; and therefore the manufacturing obligations of Inverness hereunder are conditioned upon the satisfaction by Styling of the obligations of Styling with respect to Additional Inventory set forth in this section 2(b).

          (c) PURCHASE ORDERS; SUPPLY OF PRODUCT. Styling may order such quantities of each Product as it may from time to time desire during the Relevant Period by sending to Inverness a written purchase order specifying the Product to be purchased, the quantity of such Product and the delivery date therefor; PROVIDED, THAT, Inverness shall have the right to reject any such purchase order within three business days of receipt of the same if (i) the quantities of Product ordered on any purchase order (together with any previously delivered purchase orders) exceed the quantity limitations for such Product set forth in SCHEDULE C for the corresponding period and (ii) the period commencing on the date the purchase order is received by Inverness and ending on the delivery date specified thereon is a "lead time" inconsistent with the pre-Closing historical lead time required by Inverness for the manufacturing of such Product after taking into account the quantity of the Product and other Products so ordered. Thereafter, Inverness shall deliver to Styling all Products ordered by Styling in the quantity and on or before the delivery date specified by Styling in its written purchase order therefor. Inverness shall deliver all Products to Styling at the Facility.

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          (d) LOOK-BACK PERIOD.

               (i) In the event that during the Look-Back Period in respect of any Phase I Product Styling notifies Inverness that there exists (and in fact there exists) a Phase I Product Material Defect in such Phase I Product, then Inverness shall resume the manufacturing of such Phase I Product for Styling pursuant to the terms and conditions of this Agreement until the expiration of the New Relevant Period.

               (ii) In the event that during the Look-Back Period in respect of any Phase II Product Styling requires additional manufacturing for such Phase II Product, then Inverness shall provide the same upon terms and conditions mutually acceptable to the parties.

3.   PRICES AND PAYMENT FOR PRODUCT.

          (a) PURCHASE PRICE FOR PRODUCT. The purchase price for each of the Phase I Products shall be the prices specified in EXHIBIT 1 TO SCHEDULE A less the cost of Inventory or Additional Inventory provided by Styling included in such Product; it being acknowledged and agreed that the allocation of overhead relative to such Product shall be mutually acceptable to the parties. The purchase price for each of the Phase II Products shall be the prices specified in EXHIBIT 2 TO SCHEDULE A less the actual cost of Inventory or Additional Inventory provided by Styling included in such Product; it being acknowledged and agreed that the allocation of overhead relative to such Product shall be mutually acceptable to the parties. Anything to the contrary in this Agreement notwithstanding, the parties acknowledge and agree that the purchase price for each Product is intended to be the same purchase price for such Product quoted by the corresponding Off-Shore Manufacturer of such Product; therefore if such Off-Shore Manufacturer increases or decreases the purchase price for such Product in accordance with the manufacturing agreement between such Off-Shore Manufacturer and Styling (as assignee of Inverness) or as may be otherwise approved by Styling and Inverness, the purchase price for such Product under this Agreement shall correspondingly increase or decrease. All prices are F.O.B. the Facility and are exclusive of all costs and expenses for transportation, shipping, packaging, insurance charges and all applicable federal, state and local taxes (if any).

          (b) PAYMENTS FOR PRODUCT. Manufacturer shall invoice Styling for all amounts payable hereunder for Products purchased by Styling upon delivery of the same to Styling pursuant to section 2(c). Styling agrees to pay to Inverness all amounts due hereunder immediately upon receipt of such invoice. In addition to the amounts required by Styling to pay to Inverness pursuant to the immediately preceding sentence, immediately upon completion of the longest Relevant Period in respect of the Phase II Products (the "TRANSITION PERIOD PAYMENT DATE"), Styling shall pay to Inverness by wire transfer in immediately available funds, to the account or accounts designated by Inverness an amount to be determined in accordance with SCHEDULE D (the "TRANSITION PERIOD PAYMENT"). The parties agree that the Transition Period Payment shall constitute additional Purchase Price (as defined in and for the purposes of the Asset Purchase Agreement). In the event Styling fails to pay Inverness within one calendar week after the Transition Period Payment Date or its receipt of any invoice for Product, as the case may be, Styling agrees to pay interest on the same at a rate equal to the prime rate (as published in the WALL STREET JOURNAL) as at the date of the invoice plus 3 percent for the period commencing on the date of such invoice and ending on the date Inverness receives payment in full. All payments shall be made in U.S. Dollars.
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4.   OTHER AGREEMENTS RELATING TO TRANSITION.

          (a) INFORMATION SYSTEMS. For the period commencing on the date hereof and ending March 2, 1998 (or such other date mutually agreed upon by the parties), Inverness will provide to Styling information system services substantially the same of those currently in place at Inverness -- it being understood and agreed that (i) immediately after the date hereof, as expeditiously as possible, Styling shall make all reasonable efforts to cease using such information system services and (ii) on mutually acceptable terms, Styling shall reimburse Manufacturer (or the person or entity providing such services) for the administrative costs for personnel associated with providing such services.

          (b) COOPERATION. During the Term, Inverness shall use reasonable efforts to (and cause Samuel J. Mann and, to the extent available, Don Lessard and any Non-Accepting Employee to use reasonable efforts to) (i) transition the manufacturing of the Products to the facilities of the Off-Shore Manufacturers and (ii) cooperate with Styling in the transitioning of the back-office operations of the Business (as defined in the Asset Purchase Agreement) to Styling. For the purposes of the foregoing, during the Term, Styling shall make available to Inverness and its representatives for inspection at all reasonable times all the employees, books, records and other documents of Styling responsible for or pertaining to the Off-Shore Manufacturers, the Products and matters concerning the Performance Criteria and New Performance Criteria, and allow Inverness and its representatives the right to make whatever copies of such materials they require. Without the consent of Inverness, which consent shall not be unreasonably withheld, delayed or conditioned, Styling shall not take any action for the purpose of causing a delay or postponement of any Relevant Period for any Product.

          (c) SPECIAL PROVISIONS REGARDING POT WAXERS. After the completion of the Relevant Period in respect of Phase I Product identified in Schedule A as the "Pot Waxer" (the "POT WAXER"), anything in this Agreement to the contrary notwithstanding, (i) Manufacturer agrees to manufacture and sell to Styling and, Styling agrees to purchase from Manufacturer, that number of units of Pot Waxers (but no more than 1,250 such units) that can be manufactured from the Inventory and the Additional Inventory on order as at November 26, 1997 (the "REMAINING FAIRLAWN POT WAXERS"), and (ii) the parties agree that (A) the purchase price for 50 percent of the Remaining Fairlawn Pot Waxer units shall be the price for Pot Waxers specified in EXHIBIT 1 TO SCHEDULE A less the cost of such Inventory or such Additional Inventory provided by Styling in such Pot Waxers and (B) the purchase price for the other 50 percent of the Remaining Fairlawn Pot Waxer units shall be the aggregate amount of actual costs and expenses incurred by Manufacturer to manufacturer such Pot Waxers for Styling under this Agreement (as evidenced by corresponding bills of material and bills of labor).

          (d) SPECIAL PROVISIONS REGARDING PRODUCTS OTHER THAN POT WAXERS. Anything in this Agreement to the contrary notwithstanding, pursuant to the November Letter Agreement, (i) after the completion the Relevant Period in respect of any Product (other than the Pot Waxer), Manufacturer agrees to manufacturer and sell to Styling, and Styling agrees to purchase from Manufacturer, that number of units of such Product that can be then manufactured by Manufacturer from the then existing Inventory and Additional Inventory on hand and (ii) the parties agree that the purchase price for each such Product described in section 4(d)(i) shall be the aggregate amount of actual costs and expenses incurred by Manufacturer to manufacturer such Product for Styling under this Agreement (as evidenced by corresponding bills of material and bills of labor).

          (e) SPECIAL PROVISIONS REGARDING KNOWN SPA DEFECT. During the Relevant Period in respect of the Spa and for the one calendar year thereafter, if any

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Spa is returned to Styling because of Known Spa Defect, (i) during such Relevant
Period in respect of the Spa, Manufacturer shall replace such Spa with the Known Defect, at its own cost and expense and (ii) during such one year period, Manufacturer shall pay to Styling an amount equal to the price for Spas paid by Styling for each Spa unit from its Off-Shore Manufacturer for the same.

5.   TERM AND TERMINATION.

          (a) TERM. The term of this Agreement (the "TERM") shall commence on the date hereof and shall end on the earliest to occur of (i) the one-year anniversary of the date hereof, (ii) the last day of the longest Relevant Period, (iii) the last day of the longest New Relevant Period (if any) and (iv) the termination of this Agreement pursuant to section 5(b).

          (b) TERMINATION. Either party may terminate this Agreement upon the occurrence of a material default by the other party and the failure of the defaulting party to cure such default within 30 calendar days after its receipt from the non-defaulting of a notice stating in reasonable detail the nature of the material default. In addition, Styling shall have the right to terminate this Agreement for any reason, with or without cause, upon 30 days' prior written notice thereof to Inverness.

6.   WARRANTY

          (a) WARRANTIES. Inverness warrants to Styling that all Products manufactured by Inverness and sold to Styling hereunder shall (i) conform to the specifications for each Product that exist as at the Closing and (ii) be free of all defects in materials and workmanship, based upon the quality control standards and product quality of Inverness prior to the Closing. OTHER THAN AS SET FORTH IN THIS SECTION 6(a), INVERNESS MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED BY INVERNESS AND EXCLUDED HEREUNDER.

          (b) PRODUCT DEFECTS. In the event that any Product fails at any time to conform to Inverness' warranties set forth in section 6(a), Styling shall promptly notify Inverness of the non-conformity, and Inverness shall have a reasonable opportunity to investigate and verify such non-conformity. If any Product is in fact non-conforming, at Styling's option, upon written notice to Inverness, Inverness shall either (i) replace such Products at Inverness' expense within 45 calendar days or (ii) credit against (A) future purchases made by Styling or (B) the Transition Period Payment (as defined in the Asset Purchase Agreement) the full amount of the purchase price for such defective Products. Anything in this section 6 to the contrary notwithstanding, Inverness shall not be responsible for any Product returned to Styling from a customer of Styling for any reason other than the non-conformity of such Product at the time Inverness delivered such Product to Styling pursuant to the terms and conditions of this Agreement.

          (c) LIMITATIONS ON LIABILITY. UNDER NO CIRCUMSTANCES SHALL INVERNESS BE LIABLE TO STYLING OR ANY OTHER PERSON OR ENTITY FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER, EVEN IF STYLING HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

7. FORCE MAJEURE. Neither party shall be liable for failure or delay in performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or

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by  circumstances  beyond  the  reasonable  control  of the party so  failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, organized work stoppage or organized slowdown, or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (i) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (ii) make reasonable efforts to remedy any such event of force majeure.

8. RELATIONSHIP OF PARTIES. It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor create any implied licenses, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Styling and Inverness for all purposes shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name or the other, or to bind the other in any manner whatsoever.

9. CONFLICTING TERMS. In the event of a conflict between the terms and conditions of this Agreement and the terms or conditions contained in any notice, shipment, specifications, purchase order, sales order, acknowledgement or other document that may be used in connection with the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall supersede and govern, unless expressly waived in accordance with section 11.

10. GOVERNING LAW. This Agreement and the relationship between the parties created hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to choice of law doctrine.

11. SCHEDULE C. In the event that the Relevant Period for any product has not expired on March 31, 1998, then prior to April 30, 1998, Manufacturer shall delivery to Styling a revised Schedule C to extend such Schedule until September 30, 1998 in respect of all such Product; it being agreed that such Schedule shall be prepared applying substantially the same methodology used by Manufacturer in the preparation of Schedule C attached hereto. In the event that the Relevant Period for any Product has not expired on August 30, 1998, Schedule C shall be similarly revised.

12. MISCELLANEOUS. All notices, consents and other communications required or which may be given under this Agreement furnished in accordance with Section
11.3 of the Asset Purchase Agreement. This Agreement may not be amended or modified, nor may any right or remedy of any party be waived, unless the same is in writing and signed by such party or a duly authorized representative of such party. The terms of this Agreement shall not be amended or modified by the pre-printed terms of any purchase order or acknowledgment, which shall be considered solely for the convenience of the party issuing such purchase order or acknowledgment, regardless of whether the other party may have signed or accepted the same. The waiver by any party of the breach of any term or provision hereof by any other party will not be construed as a waiver of any other or subsequent breach. No failure or delay by any party in exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and

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not exclusive of any rights or remedies provided by law, in equity or otherwise.
Without limiting the generality of the foregoing, each party acknowledges that the other may have no adequate remedy at law if it violates any of the terms of this Agreement. Accordingly, each party shall have the right, in addition to any other rights and remedies it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Neither party may assign, or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party; any such assignment or transfer being void and of no force and effect. This Agreement (including the Schedules hereto and together with the Asset Purchase Agreement) constitutes the entire agreement between the parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.


                            [Signature Page Follows]



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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers as of the date first above written.


                                                STYLING TECHNOLOGY CORPORATION


                                                By: /s/ Sam L. Leopold
                                                   -----------------------------
                                                Name: Sam L. Leopold
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer


                                                INVERNESS CORPORATION



                                                By: /s/  Samuel J. Mann
                                                   -----------------------------
                                                Name: Samuel J. Mann
                                                Title: President and C.E.O.